Freeport Reports
Second-Quarter and Six-Month 2024 Results
•Second-quarter 2024 consolidated copper and gold sales volumes were impacted by previously announced shipping delays in Indonesia during June 2024
◦Normal shipping schedules resumed in July 2024
•New smelter in Indonesia has entered commissioning phase
•Strong first-half 2024 performance and favorable outlook
▪Net income attributable to common stock in second-quarter 2024 totaled $616 million, $0.42 per share, and adjusted net income attributable to common stock totaled $667 million, $0.46 per share.
▪Consolidated production totaled 1.0 billion pounds of copper, 443 thousand ounces of gold and 20 million pounds of molybdenum in second-quarter 2024.
▪Consolidated sales totaled 931 million pounds of copper, 361 thousand ounces of gold and 21 million pounds of molybdenum in second-quarter 2024.
▪Consolidated sales are expected to approximate 4.1 billion pounds of copper, 1.8 million ounces of gold and 82 million pounds of molybdenum for the year 2024, including 1.0 billion pounds of copper, 475 thousand ounces of gold and 20 million pounds of molybdenum in third-quarter 2024.
▪Average realized prices were $4.48 per pound for copper, $2,299 per ounce for gold and $21.72 per pound for molybdenum in second-quarter 2024.
▪Average unit net cash costs were $1.73 per pound of copper in second-quarter 2024. Unit net cash costs are expected to average $1.63 per pound of copper for the year 2024.
▪Operating cash flows totaled $2.0 billion, including $0.1 billion of working capital and other sources, in second-quarter 2024. Operating cash flows are expected to approximate $7.2 billion for the year 2024, based on achievement of current sales volume and cost estimates, and assuming average prices of $4.25 per pound for copper, $2,300 per ounce for gold and $20.00 per pound for molybdenum for the second half of 2024.
▪Capital expenditures totaled $1.1 billion, including $0.4 billion for major mining projects and $0.3 billion for PT Freeport Indonesia’s (PT-FI) new smelter and precious metals refinery (PMR) (collectively, the new downstream processing facilities), in second-quarter 2024. Capital expenditures are expected to approximate $4.7 billion, including $2.3 billion for major mining projects and $1.0 billion for PT-FI’s new downstream processing facilities, for the year 2024.
▪At June 30, 2024, consolidated debt totaled $9.4 billion and consolidated cash and cash equivalents totaled $5.3 billion ($6.2 billion including $0.9 billion of current restricted cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks). Net debt totaled $0.3 billion, excluding $3.0 billion of debt for PT-FI’s new downstream processing facilities. Refer to the supplemental schedule, “Net Debt,” on page IX.
▪In July 2024, FCX acquired 1.2 million shares of its common stock for a total cost of $59 million ($50.48 average cost per share) bringing total purchases under its $5.0 billion share repurchase program to 49.0 million shares for a cost of $1.9 billion ($38.64 average cost per share).

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PHOENIX, AZ, July 23, 2024 – Freeport (NYSE: FCX) reported second-quarter 2024 net income attributable to common stock of $616 million, $0.42 per share, and adjusted net income attributable to common stock of $667 million, $0.46 per share, after excluding net charges totaling $51 million, $0.04 per share, primarily associated with nonrecurring labor-contract charges at Cerro Verde and revisions to environmental obligation estimates. For additional information, refer to the supplemental schedule, “Adjusted Net Income,” on page VII.
Richard Adkerson, Chairman of the Board, and Kathleen Quirk, President and Chief Executive Officer, said, “Our global team remained focused during the quarter on strong execution of our operating plans, enhancing productivity and cost control, and initiatives to build and advance optionality in our organic growth portfolio. Our team reached an important milestone in Indonesia during the quarter with the start of commissioning of our major new copper smelter, and we are working to execute a safe and efficient ramp-up to full capacity by the end of the year. This strategically important investment is integral to support our long-term, high-quality operations in the Grasberg minerals district. Copper pricing was strong in the second quarter. The long-term outlook for copper is supported by copper’s increasingly important role in the global economy and limited available supplies to meet growing demand. Freeport is well positioned for the future as a leading, responsible producer of copper with multiple options for future growth and an experienced and innovative team with a track record of accomplishment.”

SUMMARY FINANCIAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2024		2023	2024		2023
	(in millions, except per share amounts)
Revenues[a,b]	$6,624		$5,737	$12,945		$11,126
Operating income[a,c]	$2,049		$1,410	$3,683		$3,011
Net income attributable to common stock[c,d]	$616		$343	$1,089		$1,006
Diluted net income per share of common stock[b,c,d]	$0.42		$0.23	$0.75		$0.69

Diluted weighted-average common shares outstanding	1,445		1,442	1,445		1,443
Operating cash flows[e]	$1,956		$1,673	$3,852		$2,723
Capital expenditures	$1,116		$1,163	$2,370		$2,284
At June 30:
Cash and cash equivalents	$5,273		$6,683	$5,273		$6,683
Restricted cash and cash equivalents, current	$1,030	[f]	$119	$1,030	[f]	$119
Total debt, including current portion	$9,426		$9,495	$9,426		$9,495

a.For segment financial results, refer to the supplemental schedules, “Business Segments,” beginning on page XI.
b.Includes favorable (unfavorable) adjustments to prior period provisionally priced concentrate and cathode copper sales totaling $166 million ($56 million to net income attributable to common stock or $0.04 per share) in second-quarter 2024, $(118) million ($(45) million to net income attributable to common stock or $(0.03) per share) in second-quarter 2023, $28 million ($9 million to net income attributable to common stock or $0.01 per share) for the first six months of 2024 and $182 million ($61 million to net income attributable to common stock or $0.04 per share) for the first six months of 2023. For further discussion, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
c.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $137 million ($41 million to net income attributable to common stock or $0.03 per share) in second-quarter 2024, $(39) million ($(21) million to net income attributable to common stock or $(0.01) per share) in second-quarter 2023, $120 million ($36 million to net income attributable to common stock or $0.02 per share) for the first six months of 2024 and $72 million ($27 million to net income attributable to common stock or $0.02 per share) for the first six months of 2023. Refer to the supplemental schedule, “Deferred Profits,” on page X.
d.Includes net charges totaling $51 million ($0.04 per share) in second-quarter 2024, $157 million ($0.11 per share) in second-quarter 2023, $52 million ($0.04 per share) for the first six months of 2024 and $251 million ($0.17 per share) for the first six months of 2023 that are described in the supplemental schedule, “Adjusted Net Income,” on page VII.
e.Working capital and other sources (uses) totaled $73 million in second-quarter 2024, $250 million in second-quarter 2023, $(24) million for the first six months of 2024 and $(202) million for the first six months of 2023.

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f.Includes $0.9 billion at June 30, 2024, associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a regulation issued by the Indonesia government.

SUMMARY OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	1,037	1,067	2,122	2,032
Sales, excluding purchases	931	1,029	2,039	1,861
Average realized price per pound	$4.48	$3.84	$4.25	$3.91
Site production and delivery costs per pound[a]	$2.56	$2.39	$2.43	$2.47
Unit net cash costs per pound[a]	$1.73	$1.47	$1.61	$1.60
Gold (thousands of recoverable ounces)
Production	443	483	992	888
Sales	361	495	929	765
Average realized price per ounce	$2,299	$1,942	$2,236	$1,946
Molybdenum (millions of recoverable pounds)
Production	20	21	38	42
Sales, excluding purchases	21	20	41	39
Average realized price per pound	$21.72	$24.27	$21.06	$27.24
a.Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit net cash costs by operating division to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

Consolidated Sales Volumes
•Second-quarter 2024 copper sales of 931 million pounds were 5% lower than the April 2024 estimate of 975 million pounds and 10% lower than second-quarter 2023 sales of 1.0 billion pounds, primarily reflecting shipping delays in Indonesia associated with the timing of renewing PT-FI’s copper concentrate export license, which was granted in July 2024.
•Second-quarter 2024 gold sales of 361 thousand ounces were 28% lower than the April 2024 estimate of 500 thousand ounces and 27% lower than second-quarter 2023 sales of 495 thousand ounces, primarily reflecting shipping delays in Indonesia associated with the timing of renewing PT-FI’s anode slimes export license, which was granted in July 2024.
•Second-quarter 2024 molybdenum sales of 21 million pounds were in line with the April 2024 estimate of 21 million pounds and second-quarter 2023 sales of 20 million pounds.
Consolidated sales volumes for the year 2024 are expected to approximate 4.1 billion pounds of copper, 1.8 million ounces of gold and 82 million pounds of molybdenum, including 1.0 billion pounds of copper, 475 thousand ounces of gold and 20 million pounds of molybdenum in third-quarter 2024. As previously reported, estimated consolidated gold sales volumes for the year 2024 are approximately 150 thousand ounces lower than April 2024 guidance as a result of changes in mine sequencing at PT-FI principally to address wet conditions in certain draw points at the Grasberg Block Cave underground mine.
Consolidated copper and gold production volumes for the year 2024 are expected to exceed 2024 sales volumes, reflecting the deferral of approximately 100 million pounds of copper and 120 thousand ounces of gold that will be processed by PT-FI’s new downstream processing facilities and sold as refined metal in 2025.
Projected sales volumes are dependent on operational performance; the timing of the ramp-up of PT-FI’s new smelter in Indonesia; weather-related conditions; timing of shipments and other factors detailed in the “Cautionary Statement” below.

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Consolidated Unit Net Cash Costs
Second-quarter 2024 consolidated average unit net cash costs (net of by-product credits) for FCX’s copper mines of $1.73 per pound of copper were higher than the April 2024 estimate of $1.57 per pound primarily reflecting lower copper and gold sales volumes as a result of the delay in shipments at PT-FI associated with the timing of renewing its export licenses.
Second-quarter 2024 consolidated average unit net cash costs (net of by-product credits for FCX’s copper mines) were higher than second-quarter 2023 average unit net cash costs of $1.47 per pound of copper, primarily reflecting lower sales volumes, higher export duties at PT-FI and nonrecurring costs for a new labor agreement at Cerro Verde. Refer to “Operations” below for further discussion.
Consolidated unit net cash costs (net of by-product credits) for FCX’s copper mines are expected to average $1.63 per pound of copper for the year 2024 (including $1.71 per pound of copper in third-quarter 2024), based on achievement of current sales volume and cost estimates and assuming average prices of $2,300 per ounce of gold and $20.00 per pound of molybdenum for the second half of 2024. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum. The impact of price changes on consolidated unit net cash costs would approximate $0.02 per pound of copper for each $100 per ounce change in the average price of gold and $0.01 per pound of copper for each $2 per pound change in the average price of molybdenum for the second half of 2024.

OPERATIONS
Leaching Innovation Initiatives. FCX is continuing to advance a series of initiatives across its North America and South America operations to incorporate new applications, technologies and data analytics to its leaching processes. In late 2023, FCX achieved its initial annual run rate target of approximately 200 million pounds of copper. Incremental copper production from these initiatives totaled 55 million pounds in second-quarter 2024 (compared with 29 million pounds in second-quarter 2023) and 106 million pounds for the first six months of 2024 (compared with 51 million pounds for the first six months of 2023). FCX is pursuing opportunities to apply recent operational enhancements on a larger scale and is testing new innovative technology applications that have the potential for significant increases in recoverable metal beyond the current run rate.
North America. FCX manages seven copper operations in North America – Morenci, Bagdad, Safford (including Lone Star), Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. FCX also operates a copper smelter in Miami, Arizona. In addition to copper, certain of these operations produce molybdenum concentrate, gold and silver. All of the North America operations are wholly owned, except for Morenci. FCX records its 72% undivided joint venture interest in Morenci using the proportionate consolidation method.
Development Activities. FCX has substantial reserves and future opportunities in the U.S., primarily associated with existing operations.
FCX has a potential expansion project to more than double the concentrator capacity of the Bagdad operation in northwest Arizona. Bagdad’s reserve life currently exceeds 80 years and supports an expanded operation. In late 2023, FCX completed technical and economic studies, which indicated the opportunity to construct new concentrating facilities to increase copper production by 200 to 250 million pounds per year, which is more than double Bagdad’s current annual production rate. Estimated incremental project capital costs approximate $3.5 billion. Expanded operations would provide improved efficiency and reduce unit net cash costs through economies of scale. Project economics indicate that the expansion would require an incentive copper price in the range of $3.50 to $4.00 per pound and approximately three to four years to complete. The decision to proceed and timing of the potential expansion will take into account overall copper market conditions, availability of labor and other factors, including progress on conversion of the existing haul truck fleet to autonomous and expanding housing alternatives to support long-range plans. In parallel, FCX is advancing activities for expanded tailings infrastructure projects required under long-range plans in order to advance the potential construction timeline.
FCX is completing projects at its Safford/Lone Star operation to increase volumes to achieve 300 million pounds of copper per year from oxide ores, which reflects expansion of the initial design capacity of 200 million pounds of copper per year. Additionally, positive drilling conducted in recent years indicates a large, mineralized district with opportunities to pursue a major expansion project. FCX has commenced pre-feasibility studies for a potential significant expansion and expects to complete these studies in late 2025. The decision to proceed and

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timing of the potential expansion will take into account results of technical and economic studies, overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for the North America copper mines:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	298	354	612	686
Sales, excluding purchases	292	339	623	671
Average realized price per pound	$4.63	$3.92	$4.28	$4.03

Molybdenum (millions of recoverable pounds)
Production[a]	7	9	14	16

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$3.48	$2.93	$3.35	$2.92
By-product credits	(0.43)	(0.55)	(0.40)	(0.57)
Treatment charges	0.14	0.13	0.13	0.13
Unit net cash costs	$3.19	$2.51	$3.08	$2.48
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at the North America copper mines.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
FCX’s consolidated copper sales volumes from North America of 292 million pounds in second-quarter 2024 were lower than second-quarter 2023 copper sales volumes of 339 million pounds, primarily reflecting lower ore grades and planned mill maintenance, partly offset by improved leach recovery performance. FCX continues to advance initiatives to enhance productivity and improve equipment reliability to offset declines in ore grades. North America copper sales are estimated to approximate 1.3 billion pounds for the year 2024.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $3.19 per pound of copper in second-quarter 2024 were higher than second-quarter 2023 unit net cash costs of $2.51 per pound, primarily reflecting the impact of lower copper production volumes and lower molybdenum by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $3.10 per pound of copper for the year 2024, based on achievement of current sales volume and cost estimates and assuming an average price of $20.00 per pound of molybdenum for the second half of 2024. North America’s average unit net cash costs for the year 2024 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum for the second half of 2024.
South America. FCX manages two copper operations in South America – Cerro Verde in Peru (in which FCX owns a 53.56% interest) and El Abra in Chile (in which FCX owns a 51% interest). These operations are consolidated in FCX’s financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Labor Matters. In April 2024, Cerro Verde reached a new four-year collective labor agreement (CLA) with one of its two unions and incurred nonrecurring charges of $65 million in second-quarter 2024 associated with the new CLA. Cerro Verde expects to begin negotiations with a second union group prior to the expiration of its CLA on August 31, 2024, and may incur additional charges in connection with these negotiations.
Development Activities. At the El Abra operations in Chile, FCX has completed substantial drilling and evaluation to model a large sulfide resource that would support a potential major mill project similar to the large-scale concentrator at Cerro Verde. FCX is engaged in planning for a potential submission of an environmental impact statement by year-end 2025, subject to ongoing stakeholder engagement and economic evaluations. In

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parallel, FCX has updated its technical studies and economic models to incorporate recent capital cost trends. Preliminary estimates, which remain under review, indicate that the project economics would be supported using an incentive copper price of less than $4.00 per pound. The decision to proceed and timing of the potential project will take into account overall copper market conditions and other factors.
Operating Data. Following is summary consolidated operating data for South America operations:

	Three Months Ended June 30,			Six Months Ended June 30,
	2024		2023	2024		2023
Copper (millions of recoverable pounds)
Production	298		307	578		611
Sales	302		304	586		606
Average realized price per pound	$4.39		$3.78	$4.27		$3.85

Molybdenum (millions of recoverable pounds)
Production[a]	6		5	9		11

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$2.74	[c]	$2.43	$2.68	[c]	$2.49
By-product credits	(0.45)		(0.37)	(0.33)		(0.45)
Treatment charges	0.16		0.21	0.17		0.19
Royalty on metals	0.01		0.01	0.01		0.01
Unit net cash costs	$2.46		$2.28	$2.53		$2.24
a.Refer to summary operating data on page 3 for FCX’s consolidated molybdenum sales, which include sales of molybdenum produced at Cerro Verde.
b.For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
c.Includes $0.22 per pound of copper in second-quarter 2024 and $0.11 per pound of copper for the first six months of 2024 associated with nonrecurring labor-related charges at Cerro Verde associated with a new CLA. Refer to the supplemental schedule, “Adjusted Net Income,” on page VII.
FCX’s consolidated copper sales from South America operations in second-quarter 2024 approximated second-quarter 2023. Copper sales from South America operations are expected to approximate 1.2 billion pounds for the year 2024.
Average unit net cash costs (net of by-product credits) for South America operations of $2.46 per pound of copper in second-quarter 2024 were higher than second-quarter 2023 unit net cash costs of $2.28 per pound, primarily reflecting nonrecurring labor-contract charges at Cerro Verde associated with a new CLA and higher mining costs, partly offset by higher molybdenum by-product credits.
Average unit net cash costs (net of by-product credits) for South America operations are expected to approximate $2.47 per pound of copper for the year 2024, based on achievement of current sales volume and cost estimates and assuming an average price of $20.00 per pound of molybdenum for the second half of 2024.
Indonesia. PT-FI operates one of the world’s largest copper and gold mines at the Grasberg minerals district in Central Papua, Indonesia. PT-FI produces copper concentrate that contains significant quantities of gold and silver. FCX has a 48.76% ownership interest in PT-FI and manages its operations. PT-FI’s results are consolidated in FCX’s financial statements. Upon completion and full ramp-up of the new downstream processing facilities, PT-FI will be a fully integrated producer of refined copper and gold.
Regulatory Matters and Mining Rights. On May 31, 2024, export licenses expired for several exporters, including PT-FI. In second-quarter 2024, the Indonesia government issued various regulations to allow, under certain conditions, continued exports of copper concentrates and anode slimes through December 2024.
On July 2, 2024, PT-FI was granted copper concentrate and anode slimes export licenses, which are valid through December 2024 when the full ramp-up of PT-FI’s new smelter is expected. PT-FI will continue to pay export

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duties on copper concentrates during the smelter ramp-up period pursuant to the Indonesia regulations. The applicable rate prescribed by current regulations is 7.5% of the export value.
On May 30, 2024, the Indonesia government issued a regulation applicable to the country’s mineral and coal industries which outlines requirements for the granting of special mining license (IUPK) extensions. The regulation provides that IUPK holders may be granted a life-of-mine extension provided certain conditions are met, including ownership of integrated downstream facilities that have entered the operational stage; domestic ownership of at least 51% and agreement with a state-owned enterprise for an additional 10% ownership; commitments for additional exploration; and increases in refining capacity approved by the Ministry of Energy and Minerals. Application for extension may be submitted at any time up to one year prior to the current IUPK expiration. PT-FI’s current IUPK provides extension rights to 2041, and PT-FI expects to apply for an extension during 2024. An extension would enable continuity of large-scale operations for the benefit of all stakeholders and provide growth options through additional resource development opportunities in the highly attractive Grasberg minerals district.
Operating and Development Activities. Over a multi-year investment period, PT-FI has successfully commissioned three large-scale underground mines in the Grasberg minerals district (Grasberg Block Cave, Deep Mill Level Zone and Big Gossan). Milling rates averaged 196,900 metric tons of ore per day in second-quarter 2024, which reflected reduced rates in June 2024 because of the delay in obtaining PT-FI’s export licenses. PT-FI is completing a mill recovery project with the installation of a new copper cleaner circuit, which is expected to begin commissioning in the second half of 2024.
Natural Gas Facilities. PT-FI plans to transition its existing energy source from coal to liquefied natural gas, which would meaningfully reduce PT-FI’s Scope 1 greenhouse gas emissions at the Grasberg minerals district. PT-FI’s planned investments in a new gas-fired combined cycle facility is expected to be incurred over the next four years, at a cost of approximately $1 billion, which represents an incremental cost of $0.4 billion compared to previously planned investments to refurbish the existing coal units.
Kucing Liar. Long-term mine development activities are ongoing for PT-FI’s Kucing Liar deposit in the Grasberg minerals district, which is expected to produce over 7 billion pounds of copper and 6 million ounces of gold between 2029 and the end of 2041. An extension of PT-FI’s operating rights beyond 2041 would extend the life of the project. Pre-production development activities commenced in 2022 and are expected to continue over an approximate 10-year timeframe. Capital investments are estimated to average approximately $400 million per year over this period. At full operating rates of approximately 90,000 metric tons of ore per day, annual production from Kucing Liar is expected to approximate 560 million pounds of copper and 520 thousand ounces of gold, providing PT-FI with sustained long-term, large-scale and low-cost production. Kucing Liar will benefit from substantial shared infrastructure and PT-FI’s experience and long-term success in block-cave mining.
Downstream Processing Facilities. PT-FI substantially completed construction of its new smelter in June 2024 and commenced commissioning operations. The new smelter has a capacity to process approximately 1.7 million metric tons of copper concentrate per year and is expected to begin producing copper cathodes in the coming months with ramp-up to full production targeted by year-end 2024 in line with previous expectations.
The PMR is being constructed to process gold and silver from the new smelter and PT Smelting. Construction is in progress with full production expected by year-end 2024.
Capital expenditures for the new downstream processing facilities totaled $0.3 billion in second-quarter 2024 and are expected to approximate $1.0 billion for the year 2024, which excludes capitalized interest and $0.3 billion of estimated commissioning and owner’s costs.
In December 2023, PT Smelting completed an expansion of its capacity by 30% to 1.3 million metric tons of copper concentrate per year. The project was funded by PT-FI with borrowings totaling $254 million that converted to equity effective June 30, 2024, increasing PT-FI’s ownership in PT Smelting to 66% from 39.5%.

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Operating Data. Following is summary consolidated operating data for Indonesia operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Copper (millions of recoverable pounds)
Production	441	406	932	735
Sales	337	386	830	584
Average realized price per pound	$4.44	$3.82	$4.23	$3.83

Gold (thousands of recoverable ounces)
Production	437	479	982	881
Sales	356	492	920	758
Average realized price per ounce	$2,299	$1,942	$2,236	$1,946

Unit net cash credits per pound of copper[a]
Site production and delivery, excluding adjustments	$1.59	$1.88	$1.55	$1.93
Gold, silver and other by-product credits	(2.66)	(2.60)	(2.59)	(2.68)
Treatment charges	0.36	0.39	0.36	0.38
Export duties[b]	0.23	—	0.28	0.03
Royalty on metals	0.27	0.24	0.25	0.26
Unit net cash credits	$(0.21)	$(0.09)	$(0.15)	$(0.08)
a.For a reconciliation of unit net cash credits per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.
b.Export duties of 2.5% were eliminated effective March 29, 2023, upon verification that construction progress of the new smelter exceeded 50%, before being reinstated in July 2023 as part of a 2023 revised regulation. PT-FI is currently being assessed export duties of 7.5%.
PT-FI’s copper production of 441 million pounds in second-quarter 2024 was 9% above copper production of 406 million pounds in second-quarter 2023, primarily reflecting higher ore grades. PT-FI’s gold production of 437 thousand ounces in second-quarter 2024 was 9% below gold production of 479 thousand ounces in second-quarter 2023, primarily reflecting lower ore grades. PT-FI’s consolidated sales of 337 million pounds of copper and 356 thousand ounces of gold in second-quarter 2024 were below production during the period and lower than second-quarter 2023 sales volumes, reflecting shipping delays associated with the timing of renewing its copper concentrate and anode slimes export licenses.
Consolidated sales volumes from PT-FI are expected to approximate 1.7 billion pounds of copper and 1.8 million ounces of gold for the year 2024. Consolidated copper and gold production volumes from PT-FI for the year 2024 are expected to exceed 2024 sales volumes, reflecting the deferral of approximately 100 million pounds of copper and 120 thousand ounces of gold that will be processed by the new downstream processing facilities and sold as refined metal in 2025. Projected sales volumes are dependent on operational performance; the timing of ramp-up of PT-FI’s new smelter; weather-related conditions; and other factors detailed in the “Cautionary Statement” below.
PT-FI’s unit net cash credits (including gold, silver and other by-product credits) were $0.21 per pound of copper in second-quarter 2024 and $0.09 per pound of copper in second-quarter 2023.
Average unit net cash credits (including gold, silver and other by-product credits) for PT-FI are expected to approximate $0.07 per pound of copper for the year 2024, based on achievement of current sales volumes and cost estimates and assuming an average price of $2,300 per ounce of gold for the second half of 2024. PT-FI’s average unit net cash credits for the year 2024 would change by approximately $0.06 per pound of copper for each $100 per ounce change in the average price of gold for the second half of 2024.

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Molybdenum. FCX operates two wholly owned primary molybdenum operations in Colorado – the Climax open-pit mine and the Henderson underground mine. The Climax and Henderson mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of the molybdenum concentrate produced at the Climax and Henderson mines and at FCX’s North America copper mines and South America operations is processed at FCX’s conversion facilities.
Operating and Development Activities. Production from the primary molybdenum operations totaled 7 million pounds of molybdenum in each of second-quarter 2024 and 2023. FCX’s consolidated molybdenum sales and average realized prices include sales of molybdenum produced at the primary molybdenum operations and at FCX’s North America copper mines and South America operations, which are presented on page 3.
Average unit net cash costs for the primary molybdenum operations of $19.41 per pound of molybdenum in second-quarter 2024 were higher than average unit net cash costs of $15.99 per pound in second-quarter 2023, primarily reflecting higher transitional contract-labor costs, and operating and maintenance supply costs. Average unit net cash costs for the primary molybdenum operations are expected to approximate $17.00 per pound of molybdenum for the year 2024, based on achievement of current sales volumes and cost estimates.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX’s consolidated financial statements, refer to the supplemental schedules, “Product Revenues and Production Costs,” beginning on page XIV.

LIQUIDITY, CASH FLOWS, CASH AND DEBT
Liquidity. At June 30, 2024, FCX had $5.3 billion in consolidated cash and cash equivalents, $6.2 billion including $0.9 billion of current restricted cash associated with PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks. In addition, FCX has $3.0 billion of availability under its revolving credit facility, and PT-FI and Cerro Verde have $1.75 billion and $350 million, respectively, of availability under their revolving credit facilities.
Operating Cash Flows. FCX generated operating cash flows of $2.0 billion in second-quarter 2024 and $3.9 billion for the first six months of 2024.
FCX’s consolidated operating cash flows are estimated to approximate $7.2 billion for the year 2024, based on current sales volume and cost estimates, and assuming average prices of $4.25 per pound of copper, $2,300 per ounce of gold and $20.00 per pound of molybdenum for the second half of 2024. The impact of price changes for the second half of 2024 on operating cash flows would approximate $200 million for each $0.10 per pound change in the average price of copper, $80 million for each $100 per ounce change in the average price of gold and $50 million for each $2 per pound change in the average price of molybdenum.
Capital Expenditures. Capital expenditures totaled $1.1 billion in second-quarter 2024, including $0.4 billion for major mining projects and $0.3 billion for PT-FI’s new downstream processing facilities, and $2.4 billion for the first six months of 2024, including $0.9 billion for major mining projects and $0.7 billion for PT-FI’s new downstream processing facilities.
Capital expenditures are expected to approximate $4.7 billion for the year 2024, including $2.3 billion for major mining projects and $1.0 billion for PT-FI’s new downstream processing facilities. Projected capital expenditures for major mining projects include $1.1 billion for planned projects, primarily associated with underground mine development in the Grasberg minerals district and expansion projects in North America, and $1.2 billion for discretionary growth projects.

9

Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests’ share and withholding taxes at June 30, 2024 (in billions):

Cash at domestic companies	$2.6
Cash at international operations	2.7	[a]
Total consolidated cash and cash equivalents	5.3
Noncontrolling interests’ share	(1.3)
Cash, net of noncontrolling interests’ share	4.0
Withholding taxes	(0.1)
Net cash available	$3.9
a.Excludes $0.9 billion of current restricted cash associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a regulation issued by the Indonesia government.
Debt. Following is a summary of total debt and the weighted-average interest rates at June 30, 2024 (in billions, except percentages):

			Weighted- Average Interest Rate
Senior notes:
Issued by FCX	$6.0		4.9%
Issued by PT-FI	3.0		5.4%
Issued by Freeport Minerals Corporation	0.4		7.5%
Other	—	[a]	3.9%
Total debt	$9.4		5.2%
a.Amount not shown because of rounding.
At June 30, 2024, there were no borrowings and $7 million in letters of credit issued under FCX’s $3.0 billion revolving credit facility. FCX has $0.7 billion in scheduled senior note maturities in November 2024 with no further senior note maturities until 2027. FCX’s total debt has an average remaining duration of approximately 10 years.
As of June 30, 2024, PT-FI and Cerro Verde had no borrowings outstanding under their respective revolving credit facilities.
FINANCIAL POLICY
FCX’s financial policy is aligned with its strategic objectives of maintaining a solid balance sheet, providing cash returns to shareholders and advancing opportunities for future growth. The policy includes a base dividend and a performance-based payout framework, whereby up to 50% of available cash flows generated after planned capital spending and distributions to noncontrolling interests would be allocated to shareholder returns and the balance to debt reduction and investments in value enhancing growth projects, subject to FCX maintaining its net debt at a level not to exceed the net debt target of $3.0 billion to $4.0 billion (excluding debt for PT-FI’s new downstream processing facilities). The Board of Directors (Board) reviews the structure of the performance-based payout framework at least annually.
Net Debt. At June 30, 2024, FCX’s net debt, excluding $3.0 billion of debt for PT-FI’s new downstream processing facilities, totaled $0.3 billion (which was net of $0.9 billion of current restricted cash associated with PT-FI’s export proceeds). Refer to the supplemental schedule, “Net Debt,” on page IX.
Common Stock Dividends. On June 26, 2024, FCX’s Board declared cash dividends totaling $0.15 per share on its common stock (including a $0.075 per share quarterly base cash dividend and a $0.075 per share quarterly variable, performance-based cash dividend), which will be paid on August 1, 2024, to shareholders of record as of July 15, 2024. The declaration and payment of dividends (base or variable) are at the discretion of the Board and will depend on FCX’s financial results, cash requirements, global economic conditions and other factors deemed relevant by the Board.

10

Share Repurchase Program. In July 2024, FCX acquired 1.2 million shares of its common stock for a total cost of $59 million ($50.48 average cost per share) bringing total purchases under its $5.0 billion share repurchase program to 49.0 million shares for a cost of $1.9 billion ($38.64 average cost per share). As of July 22, 2024, FCX has 1.44 billion shares of common stock outstanding and $3.1 billion is available under its share repurchase program. The timing and amount of share repurchases is at the discretion of management and will depend on a variety of factors. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX’s second-quarter 2024 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing fcx.com. A replay of the webcast will be available through Friday, August 16, 2024.
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FREEPORT: Foremost in Copper
FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.
FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.
By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX’s website at fcx.com.
Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections, or expectations relating to business outlook, strategy, goals or targets; global market conditions; ore grades and milling rates; production and sales volumes; unit net cash costs (credits) and operating costs; capital expenditures; operating plans (including mine sequencing); cash flows; liquidity; PT-FI’s commissioning and ramp up of its new smelter and completion and full production at the PMR; potential extension of PT-FI’s IUPK beyond 2041; export licenses; export duties; export volumes; timing of shipments of inventoried production; FCX’s commitment to deliver responsibly produced copper and molybdenum, including plans to implement, validate and maintain validation of its operating sites under specific frameworks; execution of FCX’s energy and climate strategies and the underlying assumptions and estimated impacts on FCX’s business and stakeholders related thereto; achievement of 2030 climate targets and 2050 net zero aspiration; improvements in operating procedures and technology innovations and applications; exploration efforts and results; development and production activities, rates and costs; future organic growth opportunities; tax rates; the impact of copper, gold and molybdenum price changes; the impact of deferred intercompany profits on earnings; mineral reserve and mineral resource estimates; final resolution of settlements associated with ongoing legal and environmental proceedings; debt repurchases; and the ongoing implementation of FCX’s financial policy and future returns to shareholders, including dividend payments (base or variable) and share repurchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “aspirations,” “future,” “commitments,” “pursues,” “initiatives,” “objectives,” “opportunities,” “strategy” and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration and payment of dividends (base or variable), and timing and amount of any share repurchases are at the discretion of the Board and management, respectively, and are subject to a number of factors, including not exceeding FCX’s net debt target, capital availability, FCX’s financial results, cash requirements, global economic conditions, changes in laws, contractual restrictions and other factors deemed relevant by the Board or management, as applicable. The share repurchase program may be modified, increased, suspended or terminated at any time at the Board’s discretion.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper; PT-FI’s ability to continue to export and sell copper concentrates and anode slimes through full ramp-up of its new downstream processing facilities; changes in export duties; achieving full ramp-up of new downstream processing facilities; completion and full production at the PMR; production rates; timing of shipments; price and availability of consumables and components FCX purchases as well as constraints on supply and logistics, and transportation services; changes in FCX’s cash requirements, financial position, financing or investment plans; changes in general market, economic, geopolitical, regulatory or industry conditions; reductions in liquidity and access to capital; changes in tax laws and regulations; political and social risks, including the potential effects of violence in Indonesia, civil unrest in Peru, and relations with local communities and Indigenous Peoples; operational risks inherent in mining, with higher inherent risks in underground mining; mine sequencing; changes in mine plans or operational modifications, delays, deferrals or cancellations, including the ability to smelt and refine; results of technical, economic or feasibility studies; potential inventory adjustments; potential impairment of long-lived mining assets; satisfaction of requirements in accordance with PT-FI’s IUPK to extend mining rights from 2031 through 2041; process relating to the extension of PT-FI’s IUPK beyond 2041; cybersecurity risks; any major public health crisis; labor relations, including labor-related work stoppages and increased costs; compliance with applicable environmental, health and safety laws and regulations; weather- and climate-related risks;

11

environmental risks, including availability of secure water supplies; litigation results; tailings management; FCX’s ability to comply with its responsible production commitments under specific frameworks and any changes to such frameworks and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs or technological solutions and innovations, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.
This press release also contains measures such as net debt, adjusted net income and unit net cash costs (credits) per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles (GAAP). Reconciliations of these non-GAAP measures to amounts reported in FCX’s consolidated financial statements are in the supplemental schedules of this press release. For forward-looking unit net cash costs (credits) per pound of copper and molybdenum measures, FCX is unable to provide a reconciliation to the most comparable GAAP measure without unreasonable effort because estimating such GAAP measures and providing a meaningful reconciliation is extremely difficult and requires a level of precision that is unavailable for these future periods and the information needed to reconcile these measures is dependent upon future events, many of which are outside of FCX’s control as described above. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

12

FREEPORT
SELECTED OPERATING DATA

	Three Months Ended June 30,
	2024	2023		2024		2023
	Production			Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	127	146		124		142
Safford (100%)	59	60		56		60
Sierrita (100%)	36	52		37		47
Bagdad (100%)	35	38		34		36
Chino (100%)	27	43		29		39
Tyrone (100%)	12	14		11		14
Miami (100%)	3	3		2		3
Other (100%)	(1)	(2)		(1)		(2)
Total North America	298	354		292		339

South America
Cerro Verde (53.56%)	243	256		245		254
El Abra (51%)	55	51		57		50
Total South America	298	307		302		304

Indonesia
Grasberg minerals district (48.76%)	441	406		337		386
Total	1,037	1,067		931	[b]	1,029	[b]
Less noncontrolling interests	366	352		314		340
Net	671	715		617		689

Average realized price per pound				$4.48		$3.84

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	6	4		5		3
Indonesia (48.76%)	437	479	[c]	356		492	[c]
Consolidated	443	483		361		495
Less noncontrolling interests	224	245		183		252
Net	219	238		178		243

Average realized price per ounce				$2,299		$1,942

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	3	3		N/A		N/A
Henderson (100%)	4	4		N/A		N/A
North America copper mines (100%)[a]	7	9		N/A		N/A
Cerro Verde (53.56%)	6	5		N/A		N/A
Consolidated	20	21		21		20
Less noncontrolling interests	3	3		2		3
Net	17	18		19		17

Average realized price per pound				$21.72		$24.27

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Consolidated sales volumes exclude purchased copper of 64 million pounds in second-quarter 2024 and 19 million pounds in second-quarter 2023.

c. Includes approximately 190 thousand ounces of gold production and sales volumes attributed to PT Mineral Industri Indonesia’s (MIND ID) approximate 19% economic interest in accordance with the PT Freeport Indonesia (PT-FI) shareholder agreement.

I

FREEPORT
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
	2024	2023		2024		2023
	Production			Sales
COPPER (millions of recoverable pounds)
(FCX’s net interest in %)
North America
Morenci (72%)[a]	256	289		263		284
Safford (100%)	115	123		115		124
Sierrita (100%)	78	95		81		89
Bagdad (100%)	72	72		72		72
Chino (100%)	67	79		68		74
Tyrone (100%)	22	27		22		27
Miami (100%)	5	6		5		6
Other (100%)	(3)	(5)		(3)		(5)
Total North America	612	686		623		671

South America
Cerro Verde (53.56%)	470	501		475		500
El Abra (51%)	108	110		111		106
Total South America	578	611		586		606

Indonesia
Grasberg minerals district (48.76%)	932	735		830		584
Total	2,122	2,032		2,039	[b]	1,861	[b]
Less noncontrolling interests	749	663		700		583
Net	1,373	1,369		1,339		1,278

Average realized price per pound				$4.25		$3.91

GOLD (thousands of recoverable ounces)
(FCX’s net interest in %)
North America (100%)	10	7		9		7
Indonesia (48.76%)	982	881	[c]	920		758	[c]
Consolidated	992	888		929		765
Less noncontrolling interests	503	389		472		326
Net	489	499		457		439

Average realized price per ounce				$2,236		$1,946

MOLYBDENUM (millions of recoverable pounds)
(FCX’s net interest in %)
Climax (100%)	8	8		N/A		N/A
Henderson (100%)	7	7		N/A		N/A
North America copper mines (100%)[a]	14	16		N/A		N/A
Cerro Verde (53.56%)	9	11		N/A		N/A
Consolidated	38	42		41		39
Less noncontrolling interests	4	5		4		5
Net	34	37		37		34

Average realized price per pound				$21.06		$27.24

a. Amounts are net of Morenci’s joint venture partners’ undivided interests.

b. Consolidated sales volumes exclude purchased copper of 106 million pounds for the first six months of 2024 and 67 million pounds for the first six months of 2023.

c. Includes approximately 190 thousand ounces of gold production and sales volumes attributed to MIND ID’s approximate 19% economic interest in accordance with the PT-FI shareholder agreement.
II

FREEPORT
SELECTED OPERATING DATA (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
North America[a]
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	650,300	724,100	633,800	668,900
Average copper ore grade (%)	0.20	0.24	0.20	0.25
Copper production (millions of recoverable pounds)	209	239	420	473

Mill Operations
Ore milled (metric tons per day)	290,200	315,500	298,900	306,500
Average ore grades (%):
Copper	0.29	0.33	0.30	0.34
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (%)	84.1	83.8	82.4	82.2
Production (millions of recoverable pounds):
Copper	138	172	291	326
Molybdenum	7	9	15	17

South America
Leach Operations
Leach ore placed in stockpiles (metric tons per day)	176,100	203,600	173,300	203,800
Average copper ore grade (%)	0.39	0.33	0.40	0.33
Copper production (millions of recoverable pounds)	75	74	146	160

Mill Operations
Ore milled (metric tons per day)	426,100	425,500	411,700	415,300
Average ore grades (%):
Copper	0.33	0.35	0.33	0.34
Molybdenum	0.01	0.01	0.01	0.01
Copper recovery rate (%)	83.8	82.6	83.6	83.2
Production (millions of recoverable pounds):
Copper	223	233	432	451
Molybdenum	6	5	9	11

Indonesia
Ore extracted and milled (metric tons per day):
Grasberg Block Cave underground mine	123,500	114,800	131,400	102,300
Deep Mill Level Zone underground mine	64,400	80,200	65,900	75,100
Big Gossan underground mine	7,500	8,200	8,300	7,600
Other adjustments	1,500	3,900	2,600	1,100
Total	196,900	207,100	208,200	186,100
Average ore grades:
Copper (%)	1.30	1.15	1.31	1.16
Gold (grams per metric ton)	0.99	1.05	1.06	1.06
Recovery rates (%):
Copper	88.8	88.9	89.1	89.5
Gold	77.0	76.7	77.3	77.4
Production (recoverable):
Copper (millions of pounds)	441	406	932	735
Gold (thousands of ounces)	437	479	982	881

Molybdenum[b]
Ore milled (metric tons per day)	31,900	27,100	29,600	27,200
Average molybdenum ore grade (%)	0.14	0.14	0.15	0.16
Molybdenum production (millions of recoverable pounds)	7	7	15	15

a.Amounts represent 100% operating data, including joint venture interests’ share.

b. Represents FCX’s primary molybdenum operations in Colorado.
III

FREEPORT
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
	(In Millions, Except Per Share Amounts)
Revenues[a]	$6,624	$5,737	$12,945	$11,126
Cost of sales:
Production and delivery[b]	3,875	3,549	7,719	6,714
Depreciation, depletion and amortization	509	547	1,104	946
Total cost of sales	4,384	4,096	8,823	7,660
Selling, general and administrative expenses	123	115	267	241
Exploration and research expenses	40	42	77	73
Environmental obligations and shutdown costs	28	74	95	141
Total costs and expenses	4,575	4,327	9,262	8,115
Operating income	2,049	1,410	3,683	3,011
Interest expense, net[c]	(88)	(171)	(177)	(322)
Net gain on early extinguishment of debt	—	5	—	5
Other income, net	69	24	198	112
Income before income taxes and equity in affiliated companies’ net earnings	2,030	1,268	3,704	2,806
Provision for income taxes[d]	(754)	(539)	(1,266)	(1,038)
Equity in affiliated companies’ net earnings	4	2	4	12
Net income	1,280	731	2,442	1,780
Net income attributable to noncontrolling interests[e]	(664)	(388)	(1,353)	(774)
Net income attributable to common stockholders[f,g]	$616	$343	$1,089	$1,006

Diluted net income per share attributable to common stock	$0.42	$0.23	$0.75	$0.69

Diluted weighted-average common shares outstanding	1,445	1,442	1,445	1,443

Dividends declared per share of common stock	$0.15	$0.15	$0.30	$0.30

a.Includes adjustments to provisionally priced concentrate and cathode sales. For a summary of adjustments to provisionally priced copper sales, refer to the supplemental schedule, “Derivative Instruments,” beginning on page IX.
b.FCX is engaged in various studies associated with potential future expansion projects primarily at its mining operations. Production and delivery costs include charges for these feasibility and optimization studies totaling $38 million in second-quarter 2024, $51 million in second-quarter 2023, $72 million for the first six months of 2024 and $101 million for the first six months of 2023.
c.Consolidated interest costs (before capitalization) totaled $181 million in second-quarter 2024, $234 million in second-quarter 2023, $356 million for the first six months of 2024 and $441 million for the first six months of 2023. Consolidated interest costs in the 2023 periods included interest on international contested tax matters (refer to the supplemental schedule, "Adjusted Net Income," on page VII for further information).
d.For a summary of FCX’s income taxes, refer to the supplemental schedule, “Income Taxes,” beginning on page VIII.
e.Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra. For further discussion, refer to the supplemental schedule, “Noncontrolling Interests,” on page X.
f.FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, “Deferred Profits,” on page X.
g.Refer to the supplemental schedule, “Adjusted Net Income,” on page VII, for a summary of net charges impacting FCX’s consolidated statements of income.
IV

FREEPORT
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2024	2023
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$5,273	$4,758
Restricted cash and cash equivalents[a]	1,030	1,208
Trade accounts receivable	1,128	1,209
Income and other tax receivables	428	455
Inventories:
Product	2,755	2,472
Materials and supplies, net	2,283	2,169
Mill and leach stockpiles	1,436	1,419
Other current assets	389	375
Total current assets	14,722	14,065
Property, plant, equipment and mine development costs, net	36,784	35,295
Long-term mill and leach stockpiles	1,286	1,336
Other assets	1,843	1,810
Total assets	$54,635	$52,506

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,910	$3,729
Accrued income taxes	898	786
Current portion of debt	768	766
Current portion of environmental and asset retirement obligations (AROs)	342	316
Dividends payable	218	218
Total current liabilities	6,136	5,815
Long-term debt, less current portion	8,658	8,656
Environmental and AROs, less current portion	5,083	4,624
Deferred income taxes	4,491	4,453
Other liabilities	1,581	1,648
Total liabilities	25,949	25,196

Equity:
Stockholders’ equity:
Common stock	162	162
Capital in excess of par value	24,321	24,637
Accumulated deficit	(970)	(2,059)
Accumulated other comprehensive loss	(274)	(274)
Common stock held in treasury	(5,835)	(5,773)
Total stockholders’ equity	17,404	16,693
Noncontrolling interests	11,282	10,617
Total equity	28,686	27,310
Total liabilities and equity	$54,635	$52,506

a.Includes $0.9 billion of cash at June 30, 2024, and $1.1 billion at December 31, 2023, associated with a portion of PT-FI’s export proceeds required to be temporarily deposited in Indonesia banks for 90 days in accordance with a regulation issued by the Indonesia government.
V

FREEPORT
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended
	June 30,
	2024	2023
	(In Millions)
Cash flow from operating activities:
Net income	$2,442	$1,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,104	946
Stock-based compensation	77	72
Net charges for environmental and AROs, including accretion	300	237
Payments for environmental and AROs	(97)	(114)
Net charges for defined pension and postretirement plans	16	31
Pension plan contributions	(38)	(6)
Net gain on early extinguishment of debt	—	(5)
Deferred income taxes	37	74
Change in deferred profit on PT-FI’s sales to PT Smelting[a]	—	(112)
Charges for social investment programs at PT-FI	51	36
Payments for social investment programs at PT-FI	(37)	(28)
Other, net	21	14
Changes in working capital and other:
Accounts receivable	92	756
Inventories	(341)	(530)
Other current assets	21	(17)
Accounts payable and accrued liabilities	103	(203)
Accrued income taxes and timing of other tax payments	101	(208)
Net cash provided by operating activities	3,852	2,723

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(480)	(378)
South America operations	(172)	(183)
Indonesia mining	(750)	(790)
Indonesia downstream processing facilities	(740)	(823)
Molybdenum mines	(63)	(22)
Other	(165)	(88)
Loans to PT Smelting for expansion	(28)	(61)
Proceeds from sales of assets and other, net	13	(20)
Net cash used in investing activities	(2,385)	(2,365)

Cash flow from financing activities:
Proceeds from debt	1,281	681
Repayments of debt	(1,281)	(1,806)
Cash dividends and distributions paid:
Common stock	(433)	(432)
Noncontrolling interests	(685)	(291)
Contributions from noncontrolling interests	—	50
Proceeds from exercised stock options	26	34
Payments for withholding of employee taxes related to stock-based awards	(35)	(47)
Other, net	(1)	(1)
Net cash used in financing activities	(1,128)	(1,812)

Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	339	(1,454)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of year	6,063	8,390
Cash, cash equivalents and restricted cash and cash equivalents at end of period[b]	$6,402	$6,936
a.As a result of PT-FI’s commercial arrangement with PT Smelting changing from a concentrate sales agreement to a tolling arrangement in January 2023, there are no further sales to PT Smelting.
b.Includes current and long-term restricted cash and cash equivalents of $1.1 billion at June 30, 2024, and $0.3 billion at June 30, 2023.

VI

FREEPORT
ADJUSTED NET INCOME
Management uses adjusted net income to evaluate FCX’s operating performance and believes that investors’ understanding of FCX’s performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. This information differs from net income attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX’s adjusted net income, which may not be comparable to similarly titled measures reported by other companies, follows (in millions, except per share amounts).

	Three Months Ended June 30,
	2024				2023
	Pre-tax		After-tax[a]	Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$616	$0.42	N/A		$343	$0.23

Cerro Verde new labor agreement	$(65)		$(21)	$(0.01)	$—		$—	$—
Net adjustments to environmental obligations and related litigation reserves	(16)		(16)	(0.01)	(60)		(60)	(0.04)
PT-FI net charges	(34)	[b]	(10)	(0.01)	(54)	[c]	(22)	(0.02)
Oil and gas net credits (charges)	5	[d]	5	—	(19)	[e]	(19)	(0.01)
Cerro Verde historical tax matters	—		—	—	(117)	[f]	(59)	(0.04)
Net gain on early extinguishment of debt	—		—	—	5		5	—
Other net charges[g]	(9)		(9)	(0.01)	(3)		(3)	—
Total net charges[i]	$(119)		$(51)	$(0.04)	$(247)		$(157)	$(0.11)

Adjusted net income attributable to common stock[i]	N/A		$667	$0.46	N/A		$500	$0.35

	Six Months Ended June 30,
	2024					2023
	Pre-tax		After-tax[a]		Per Share	Pre-tax		After-tax[a]	Per Share
Net income attributable to common stock	N/A		$1,089		$0.75	N/A		$1,006	$0.69

Cerro Verde new labor agreement	$(65)		$(21)		$(0.01)	$—		$—	$—
Net adjustments to environmental obligations and related litigation reserves	(72)		(72)		(0.05)	(116)		(116)	(0.08)
PT-FI historical tax matters	42	[h]	181	[h]	0.13	(6)		(4)	—
PT-FI other net charges	(34)	[b]	(10)		(0.01)	(54)	[c]	(22)	(0.02)
Oil and gas net charges	(105)	[d]	(105)		(0.07)	(19)	[e]	(19)	(0.01)
Cerro Verde historical tax matters	—		—		—	(142)	[f]	(73)	(0.05)
Net gain on early extinguishment of debt	—		—		—	5		5	—
Other net charges[g]	(37)		(24)		(0.02)	(25)		(23)	(0.02)
Total net charges[i]	$(272)		$(52)		$(0.04)	$(357)		$(251)	$(0.17)

Adjusted net income attributable to common stock[i]	N/A		$1,141		$0.79	N/A		$1,257	$0.87
a.Reflects impact to FCX’s net income attributable to common stock (i.e., net of any taxes and noncontrolling interests).
b.Reflects certain lease charges recorded to production and delivery that were capitalized in prior years associated with construction of PT-FI’s new smelter and precious metals refinery (PMR) (collectively, the new downstream processing facilities).
c.Primarily reflects amounts recorded to production and delivery associated with a potential administrative fine in Indonesia.
d.Primarily reflects amounts recorded to production and delivery costs for assumed oil and gas abandonment obligations (and related adjustments) resulting from bankruptcies of other companies.
e.Reflects charges of $15 million recorded to production and delivery primarily associated with impairments of oil and gas properties and $4 million recorded to selling, general and administrative expenses associated with a litigation settlement.
f.Reflects charges (credits) associated with contested tax rulings by the Peruvian Supreme Court recorded to interest expense, net ($50 million in the second quarter and $74 million for the first six months of 2023), other income, net ($69 million in the second quarter and first six months of 2023) and production and delivery ($(2) million in the second quarter and $(1) million for the first six months of 2023).
g.Primarily reflects amounts recorded to production and delivery associated with metals inventory adjustments and write-offs in the 2024 periods and mining asset impairments and contract cancellation costs in the 2023 periods.
h.Includes net credits associated with closure of PT-FI’s 2021 corporate income tax audit and resolution of a framework for disputed tax matters, which were recorded as a benefit to income taxes ($182 million), production and delivery ($8 million) and interest expense, net ($8 million). In addition, FCX recognized a credit of $26 million in other income, net associated with the reduction in the related accrual to indemnify MIND ID from potential losses arising from historical tax disputes. In accordance with PT-FI's Shareholder Agreement, settlements of historical tax matters that originated before December 31, 2022, should be attributed based on the economics from the Initial Period (i.e., approximately 81% to FCX and 19% to MIND ID). Accordingly, the noncontrolling interest portion of these credits totaled $43 million.
i.May not foot because of rounding.
VII

FREEPORT
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX’s consolidated income tax provision (in millions, except percentages):

	Three Months Ended June 30,
	2024				2023
				Income Tax					Income Tax
	Income	Effective		(Provision)	Income		Effective		(Provision)
	(Loss)[a]	Tax Rate		Benefit	(Loss)[a]		Tax Rate		Benefit
U.S.[b]	$(1)	—%	[c]	$(3)	$37		—%	[c]	$(1)
South America	533	40%		(214)	260		43%		(116)
Indonesia	1,350	36%		(490)	1,094		37%		(410)
Cerro Verde historical tax matters	—	N/A		—	(117)	[d]	N/A		3
Eliminations and other	148	N/A		(49)	(6)		N/A		(1)
Rate adjustment[e]	—	N/A		2	—		N/A		(14)
Continuing operations	$2,030	37%		$(754)	$1,268		43%		$(539)

	Six Months Ended June 30,
	2024						2023
					Income Tax						Income Tax
	Income		Effective		(Provision)		Income		Effective		(Provision)
	(Loss)[a]		Tax Rate		Benefit		(Loss)[a]		Tax Rate		Benefit
U.S.[b]	$(271)		—%	[c]	$(4)		$250		—%	[c]	$3
South America	800		40%		(317)		784		39%		(310)
Indonesia	2,977		36%		(1,081)		1,986		37%		(737)
Cerro Verde historical tax matters	—		N/A		—		(142)	[d]	N/A		3
PT-FI historical tax matters	16	[f]	N/A		182	[f]	(5)		N/A		(3)
Eliminations and other	182		N/A		(49)	[g]	(67)		N/A		21
Rate adjustment[e]	—		N/A		3		—		N/A		(15)
Continuing operations	$3,704		34%		$(1,266)		$2,806		37%		$(1,038)

a.Represents income (loss) before income taxes, equity in affiliated companies’ net earnings, and noncontrolling interests.
b.In addition to FCX’s North America Copper Mines, which had operating income of $264 million in second-quarter 2024, $304 million in second-quarter 2023, $417 million for the first six months of 2024 and $668 million for the first six months of 2023 (refer to the supplemental schedule, “Business Segments,” beginning on page XI), the U.S. jurisdiction reflects non-operating sites and corporate-level expenses, which include interest expense associated with FCX’s senior notes and general and administrative expenses. The U.S. jurisdiction also includes net charges associated with oil and gas abandonment obligations and revisions to environmental obligation estimates (refer to the supplemental schedule, “Adjusted Net Income,” on page VII for additional information).
c.Includes valuation allowance release on prior year unbenefited net operating losses.
d.Refer to the supplemental schedule, “Adjusted Net Income,” on page VII for further discussion of the pre-tax charges associated with contested tax rulings by the Peruvian Supreme Court.
e.In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.
f.Refer to the supplemental schedule, “Adjusted Net Income,” on page VII for further discussion of net credits associated with closure of PT-FI’s 2021 corporate income tax audit and resolution of a framework for disputed tax matters.
g.Includes a tax benefit of $13 million associated with a favorable Supreme Court ruling in Spain, which reversed a 2016 tax law limiting Atlantic Copper’s use of net operating losses.

The provisions of the U.S. Inflation Reduction Act of 2022 (the Act) became applicable to FCX on January 1, 2023. The Act includes, among other provisions, a new Corporate Alternative Minimum Tax (CAMT) of 15% on the adjusted financial statement income (AFSI) of corporations with average AFSI exceeding $1.0 billion over a three-year period. FCX has made interpretations of certain provisions of the Act, and based on these interpretations, determined that the provisions of the Act did not impact FCX’s financial results for the first six months of 2024 or for the year 2023.
Although the U.S. Department of the Treasury (Treasury) published guidance in 2023 that provided some additional clarity on these rules, regulations are yet to be published and uncertainty remains regarding the application of the CAMT. Future guidance released by the Treasury may differ from FCX’s interpretations of the Act, which could be material and may further limit FCX’s ability to realize future benefits from its U.S. net operating losses.
VIII

FREEPORT
INCOME TAXES (continued)
Assuming achievement of current sales volume and cost estimates and average prices of $4.25 per pound for copper, $2,300 per ounce for gold and $20.00 per pound for molybdenum for the second half of 2024, FCX estimates its consolidated effective tax rate for the year 2024 would approximate 36% (which reflects an estimated effective tax rate of 38% for the second half of 2024). Changes in projected sales volumes and average prices during 2024 would incur tax impacts at estimated effective rates of 39% for Peru, 36% for Indonesia and 0% for the U.S., which excludes any impact from the Act. FCX’s projected estimated effective tax rate of 0% for the U.S. for the year 2024 may be adjusted as additional guidance is released by the Treasury on key provisions of the Act.

NET DEBT
FCX believes that net debt provides investors with information related to the performance-based payout framework in FCX’s financial policy, which requires FCX to maintain its net debt at a level not to exceed the net debt target of $3 billion to $4 billion, excluding debt for PT-FI’s new downstream processing facilities. FCX defines net debt as consolidated debt less (i) consolidated cash and cash equivalents and (ii) current restricted cash associated with PT-FI’s export proceeds. This information differs from consolidated debt determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for consolidated debt determined in accordance with U.S. GAAP. FCX’s net debt, which may not be comparable to similarly titled measures reported by other companies, follows (in billions):

	As of June 30, 2024
Current portion of debt	$0.8
Long-term debt, less current portion	8.7
Consolidated debt	9.4	[a]
Less: consolidated cash and cash equivalents	5.3
Less: current restricted cash associated with PT-FI’s export proceeds[b]	0.9
FCX net debt	3.3	[a]
Less: debt for PT-FI’s new downstream processing facilities[c]	3.0
FCX net debt, excluding debt for the PT-FI’s new downstream processing facilities	$0.3
a.Does not foot because of rounding.
b.In accordance with a regulation issued by the Indonesia government, 30% of PT-FI’s export proceeds are being temporarily deposited into Indonesia banks for a period of 90 days before withdrawal and are presented as current restricted cash and cash equivalents in FCX’s consolidated balance sheet. As the 90-day holding period is the only restriction on the cash, FCX has included such amount in the calculation of net debt.
c.Represents senior notes issued by PT-FI.

DERIVATIVE INSTRUMENTS
For the six months ended June 30, 2024, FCX’s mined copper was sold 45% in concentrate, 34% as cathode and 21% as rod from North America operations. All of FCX’s copper concentrate and some cathode sales contracts provide final copper pricing in a specified future month (generally one to four months from the shipment date) based primarily on quoted London Metal Exchange (LME) monthly average copper prices. FCX records revenues and invoices customers at the time of shipment based on then-current LME prices, which results in an embedded derivative on provisionally priced concentrate and cathode sales that is adjusted to fair value through earnings each period, using the period-end forward prices, until final pricing on the date of settlement. In second-quarter 2024, LME copper settlement prices averaged $4.42 per pound and FCX’s average realized copper price was $4.48 per pound.

IX

FREEPORT
DERIVATIVE INSTRUMENTS (continued)
Following is a summary of the adjustments to prior period and current period provisionally priced copper sales (in millions, except per share amounts):

	Three Months Ended June 30,
	2024			2023
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$166	$15	$181	$(118)	$(52)	$(170)
Net income attributable to common stock	$56	$6	$62	$(45)	$(15)	$(60)
Diluted net income per share of common stock	$0.04	$—	$0.04	$(0.03)	$(0.01)	$(0.04)
a.Reflects adjustments to provisionally priced copper sales at March 31, 2024 and 2023.
b.Reflects adjustments to provisionally priced copper sales during the second quarters of 2024 and 2023.

	Six Months Ended June 30,
	2024			2023
	Prior Period[a]	Current Period[b]	Total	Prior Period[a]	Current Period[b]	Total
Revenues	$28	$219	$247	$182	$(121)	$61
Net income attributable to common stock	$9	$74	$83	$61	$(43)	$18
Net income per share of common stock	$0.01	$0.05	$0.06	$0.04	$(0.03)	$0.01
a.Reflects adjustments to provisionally priced copper sales at December 31, 2023 and 2022.
b.Reflects adjustments to provisionally priced copper sales for the first six months of 2024 and 2023.

At June 30, 2024, FCX had provisionally priced copper sales totaling 188 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $4.33 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the quarter-end provisional price would have an approximate $18 million effect on 2024 revenues ($6 million to net income attributable to common stock). The LME copper price settled at $4.14 per pound on July 22, 2024.

DEFERRED PROFITS
FCX defers recognizing profits on intercompany sales to Atlantic Copper until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net additions (reductions) to operating income totaling $137 million ($41 million to net income attributable to common stock) in second-quarter 2024, $(39) million ($(21) million to net income attributable to common stock) in second-quarter 2023, $120 million ($36 million to net income attributable to common stock) for the first six months of 2024 and $72 million ($27 million to net income attributable to common stock) for the first six months of 2023. FCX’s net deferred profits on its inventories at Atlantic Copper to be recognized in future periods’ operating income totaled $97 million ($30 million to net income attributable to common stock) at June 30, 2024. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX’s net deferred profits and quarterly earnings.

NONCONTROLLING INTERESTS
Net income attributable to noncontrolling interests is primarily associated with PT-FI, Cerro Verde and El Abra and totaled $664 million in second-quarter 2024 (which represented 33% of FCX’s consolidated income before income taxes), $388 million in second-quarter 2023 (which represented 31% of FCX’s consolidated income before income taxes), $1.4 billion for the first six months of 2024 (which represented 37% of FCX’s consolidated income before income taxes) and $774 million for the first six months of 2023 (which represented 28% of FCX’s consolidated income before income taxes). Refer to “Business Segments” below for net income attributable to noncontrolling interests for each of FCX’s business segments. As noted above, beginning January 1, 2023, FCX's economic and ownership interest in PT-FI is 48.76% except for net income associated with the settlement of historical tax matters in first-quarter 2024 and approximately 190 thousand ounces of gold sales in first-quarter 2023, which were attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).
Based on achievement of current sales volume and cost estimates and assuming average prices of $4.25 per pound of copper, $2,300 per ounce of gold and $20.00 per pound of molybdenum for the second half of 2024, FCX estimates that net income attributable to noncontrolling interests is estimated to approximate $2.6 billion (which would represent 35% of FCX’s consolidated income before income taxes) for the year 2024. The actual amount will depend on many factors, including relative performance of each business segment, commodity prices, costs and other factors
X

FREEPORT
BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America operations, Indonesia operations and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX’s reportable segments, which include the Morenci and Cerro Verde copper mines, the Indonesia operations (including the Grasberg minerals districts and the new downstream processing facilities), the Rod & Refining operations and Atlantic Copper Smelting & Refining.
For comparative purposes, the 2023 tables have been adjusted to conform with the current year presentation, primarily for the combination of the Grasberg minerals districts and the new Indonesia downstream processing facilities. PT-FI substantially completed construction of the new smelter in June 2024 and has commenced commissioning operations. The smelter is expected to begin producing copper cathodes in the coming months and continues to target full ramp up by the end of 2024. Construction of the PMR is in progress with full production expected by year-end 2024. The new downstream processing facilities will exclusively receive concentrate from the Grasberg minerals district, which reflects PT-FI’s integrated and dependent operations within Indonesia (i.e., Indonesia operations). The PMR will receive anode slimes from the smelter and from PT Smelting. FCX's Chief Operating Decision Maker does, and will, make executive management decisions, including resource allocation and mine planning, for the Indonesia operations as a single business segment.
Intersegment sales between FCX’s business segments are based on terms similar to arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.
XI

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	North America Copper Mines			South America Operations								Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Three Months Ended June 30, 2024
Revenues:
Unaffiliated customers	$13	$10	$23	$1,075		$254	$1,329	$2,185		$—	$1,693	$898	$496	[a]	$6,624
Intersegment	587	926	1,513	182		—	182	83		138	11	2	(1,929)		—
Production and delivery	438	713	1,151	679	[b]	181	860	672		134	1,692	859	(1,493)		3,875
Depreciation, depletion and amortization	45	61	106	97		17	114	248		16	1	7	17		509
Selling, general and administrative expenses	1	—	1	2		—	2	30		—	—	6	84		123
Exploration and research expenses	5	9	14	3		2	5	4		—	—	—	17		40
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	28		28
Operating income (loss)	111	153	264	476		54	530	1,314		(12)	11	28	(86)		2,049
Interest expense, net	—	1	1	5		—	5	6		—	—	8	68		88
Other income, net	—	1	1	5		—	5	30		—	—	2	31		69
Provision for income taxes	—	—	—	191		23	214	490		—	—	1	49		754
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	3		—	—	—	1		4
Net income attributable to noncontrolling interests	—	—	—	142		22	164	463	[c]	—	—	—	37		664

Total assets at June 30, 2024	3,182	6,508	9,690	8,368		1,988	10,356	26,501		1,915	273	1,410	4,490		54,635
Capital expenditures	47	196	243	67		23	90	648		36	11	37	51		1,116

Three Months Ended June 30, 2023
Revenues:
Unaffiliated customers	$26	$14	$40	$783		$190	$973	$2,039		$—	$1,463	$744	$478	[a]	$5,737
Intersegment	570	980	1,550	175		—	175	198		150	10	4	(2,087)		—
Production and delivery	423	744	1,167	609		174	783	861	[d]	105	1,465	725	(1,557)		3,549
Depreciation, depletion and amortization	42	57	99	117		15	132	275		14	1	7	19		547
Selling, general and administrative expenses	1	—	1	2		—	2	30		—	—	7	75		115
Exploration and research expenses	3	15	18	3		1	4	—		—	—	—	20		42
Environmental obligations and shutdown costs	—	1	1	—		—	—	—		—	—	—	73		74
Operating income (loss)	127	177	304	227		—	227	1,071		31	7	9	(239)		1,410
Interest expense, net	—	—	—	55	[e]	—	55	12		—	—	8	96		171
Net gain on early extinguishment of debt	—	—	—	—		—	—	—		—	—	—	5		5
Other (expense) income, net	(1)	(2)	(3)	(45)		4	(41)	28		(1)	—	—	41		24
Provision for income taxes	—	—	—	113		—	113	410		—	—	—	16		539
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	—		—	—	—	2		2
Net income attributable to noncontrolling interests	—	—	—	18		2	20	368	[c]	—	—	—	—		388

Total assets at June 30, 2023	3,167	5,754	8,921	8,444		1,890	10,334	23,446		1,717	280	1,127	5,082		50,907
Capital expenditures	67	115	182	57		26	83	841		13	2	11	31		1,163

XII

FREEPORT
BUSINESS SEGMENTS (continued)

(in millions)												Atlantic	Corporate,
	North America Copper Mines			South America Operations								Copper	Other
				Cerro				Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Other	Total	Verde		Other	Total	Operations		Mines	Refining	& Refining	nations		Total
Six Months Ended June 30, 2024
Revenues:
Unaffiliated customers	$50	$50	$100	$1,901		$462	$2,363	$4,833		$—	$3,182	$1,571	$896	[a]	$12,945
Intersegment	1,127	1,811	2,938	284		—	284	260		283	21	2	(3,788)		—
Production and delivery	897	1,478	2,375	1,282	[b]	351	1,633	1,533		253	3,179	1,509	(2,763)		7,719
Depreciation, depletion and amortization	93	125	218	189		33	222	583		32	2	14	33		1,104
Selling, general and administrative expenses	1	1	2	4		—	4	61		—	—	15	185		267
Exploration and research expenses	9	17	26	6		3	9	6		—	—	—	36		77
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	95		95
Operating income (loss)	177	240	417	704		75	779	2,910		(2)	22	35	(478)		3,683
Interest expense, net	—	1	1	10		—	10	7		—	—	18	141		177
Other (expense) income, net	—	(1)	(1)	16		13	29	68		—	—	8	94		198
Provision for (benefit from) income taxes	—	—	—	282		35	317	899	[f]	—	—	(12)	62		1,266
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	1		—	—	—	3		4
Net income attributable to noncontrolling interests	—	—	—	218		36	254	1,063	[c]	—	—	—	36		1,353
Capital expenditures	91	389	480	127		45	172	1,490		63	16	60	89		2,370

Six Months Ended June 30, 2023
Revenues:
Unaffiliated customers	$58	$111	$169	$1,741		$424	$2,165	$3,238		$—	$2,986	$1,493	$1,075	[a]	$11,126
Intersegment	1,163	1,928	3,091	419		—	419	367		373	16	11	(4,277)		—
Production and delivery	804	1,525	2,329	1,229		361	1,590	1,199	[d]	201	2,992	1,459	(3,056)		6,714
Depreciation, depletion and amortization	85	117	202	208		31	239	423		34	2	14	32		946
Selling, general and administrative expenses	1	1	2	4		—	4	58		—	—	15	162		241
Exploration and research expenses	6	31	37	4		2	6	—		—	—	—	30		73
Environmental obligations and shutdown costs	—	22	22	—		—	—	—		—	—	—	119		141
Operating income (loss)	325	343	668	715		30	745	1,925		138	8	16	(489)		3,011
Interest expense, net	—	—	—	84	[e]	—	84	19		—	—	14	205		322
Net gain on early extinguishment of debt	—	—	—	—		—	—	—		—	—	—	5		5
Other (expense) income, net	(2)	1	(1)	(27)		(2)	(29)	60		(1)	(1)	(5)	89		112
Provision for (benefit from) income taxes	—	—	—	300		7	307	740		—	—	—	(9)		1,038
Equity in affiliated companies’ net earnings	—	—	—	—		—	—	11		—	—	—	1		12
Net income (loss) attributable to noncontrolling interests	—	—	—	158		20	178	639	[c]	—	—	—	(43)		774
Capital expenditures	123	255	378	118		65	183	1,613		22	7	23	58		2,284
XIII

FREEPORT
BUSINESS SEGMENTS (continued)
a.Includes revenues from FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America copper mines and South America operations.
b.Includes nonrecurring charges totaling $65 million associated with labor-related charges at Cerro Verde.
c.Beginning January 1, 2023, FCX's economic and ownership interest in PT-FI is 48.76% except for net income associated with the settlement of historical tax matters in first-quarter 2024 and approximately 190 thousand ounces of gold sales in first-quarter 2023, which were attributed based on the economics prior to January 1, 2023 (i.e., approximately 81% to FCX and 19% to MIND ID).
d.Includes a $55 million charge for a potential administrative fine.
e.Includes interest expense associated with contested tax rulings by the Peruvian Supreme Court totaling $50 million in the second quarter and $74 million for the first six months of 2023. Refer to the supplemental schedule, “Adjusted Net Income,” on page VII.
f.Includes a benefit to income taxes totaling $182 million associated with the closure of PT-FI’s 2021 corporate income tax audit and resolution of the framework for disputed tax matters.

PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs (credits) per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX’s mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX’s measures may not be comparable to similarly titled measures reported by other companies.
FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX’s costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX’s management and Board of Directors to monitor FCX’s mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX’s metals sales volumes and realized prices change.
FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, net which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as accretion of AROs, inventory write-offs and adjustments, stock-based compensation costs, long-lived asset impairments, idle facility costs, feasibility and optimization study costs, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX’s consolidated financial statements.
XIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,357		$1,357	$130	$42	$1,529
Site production and delivery, before net noncash and other costs shown below	1,022		925	110	33	1,068
By-product credits	(126)		—	—	—	—
Treatment charges	40		38	—	2	40
Net cash costs	936		963	110	35	1,108
Depreciation, depletion and amortization (DD&A)	106		96	8	2	106
Noncash and other costs, net	37	[c]	34	2	1	37
Total costs	1,079		1,093	120	38	1,251
Other revenue adjustments, primarily for pricing on prior period open sales	3		3	—	—	3
Gross profit	$281		$267	$10	$4	$281

Copper sales (millions of recoverable pounds)	293		293
Molybdenum sales (millions of recoverable pounds)[a]				7

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.63		$4.63	$19.97
Site production and delivery, before net noncash and other costs shown below	3.48		3.15	16.87
By-product credits	(0.43)		—	—
Treatment charges	0.14		0.13	—
Unit net cash costs	3.19		3.28	16.87
DD&A	0.36		0.33	1.21
Noncash and other costs, net	0.13	[c]	0.12	0.33
Total unit costs	3.68		3.73	18.41
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01	—
Gross profit per pound	$0.96		$0.91	$1.56

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,529		$1,068	$106
Treatment charges	—		40	—
Noncash and other costs, net	—		37	—
Other revenue adjustments, primarily for pricing on prior period open sales	3		—	—
Eliminations and other	4		6	—
North America copper mines	1,536		1,151	106
Other mining[d]	6,521		4,217	386
Corporate, other & eliminations	(1,433)		(1,493)	17
As reported in FCX’s consolidated financial statements	$6,624		$3,875	$509

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $14 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,337		$1,337	$200	$51	$1,588
Site production and delivery, before net noncash and other costs shown below	999		870	139	51	1,060
By-product credits	(190)		—	—	—	—
Treatment charges	46		43	—	3	46
Net cash costs	855		913	139	54	1,106
DD&A	99		87	10	2	99
Noncash and other costs, net	52	[c]	46	5	1	52
Total costs	1,006		1,046	154	57	1,257
Other revenue adjustments, primarily for pricing on prior period open sales	(11)		(11)	—	—	(11)
Gross profit (loss)	$320		$280	$46	$(6)	$320

Copper sales (millions of recoverable pounds)	341		341
Molybdenum sales (millions of recoverable pounds)[a]				9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.92		$3.92	$23.08
Site production and delivery, before net noncash and other costs shown below	2.93		2.55	16.04
By-product credits	(0.55)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	2.51		2.68	16.04
DD&A	0.29		0.26	1.15
Noncash and other costs, net	0.15	[c]	0.13	0.60
Total unit costs	2.95		3.07	17.79
Other revenue adjustments, primarily for pricing on prior period open sales	(0.03)		(0.03)	—
Gross profit per pound	$0.94		$0.82	$5.29

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,588		$1,060	$99
Treatment charges	(3)		43	—
Noncash and other costs, net	—		52	—
Other revenue adjustments, primarily for pricing on prior period open sales	(11)		—	—
Eliminations and other	16		12	—
North America copper mines	1,590		1,167	99
Other mining[d]	5,756		3,939	429
Corporate, other & eliminations	(1,609)		(1,557)	19
As reported in FCX’s consolidated financial statements	$5,737		$3,549	$547

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $26 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,676		$2,676	$265	$81	$3,022
Site production and delivery, before net noncash and other costs shown below	2,096		1,898	226	65	2,189
By-product credits	(253)		—	—	—	—
Treatment charges	83		80	—	3	83
Net cash costs	1,926		1,978	226	68	2,272
DD&A	217		197	17	3	217
Noncash and other costs, net	82	[c]	76	5	1	82
Total costs	2,225		2,251	248	72	2,571
Gross profit	$451		$425	$17	$9	$451

Copper sales (millions of recoverable pounds)	626		626
Molybdenum sales (millions of recoverable pounds)[a]				14

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.28		$4.28	$19.18
Site production and delivery, before net noncash and other costs shown below	3.35		3.03	16.35
By-product credits	(0.40)		—	—
Treatment charges	0.13		0.13	—
Unit net cash costs	3.08		3.16	16.35
DD&A	0.35		0.32	1.22
Noncash and other costs, net	0.13	[c]	0.12	0.39
Total unit costs	3.56		3.60	17.96
Gross profit per pound	$0.72		$0.68	$1.22

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,022		$2,189	$217
Treatment charges	(2)		81	—
Noncash and other costs, net	—		82	—
Eliminations and other	18		23	1
North America copper mines	3,038		2,375	218
Other mining[d]	12,799		8,107	853
Corporate, other & eliminations	(2,892)		(2,763)	33
As reported in FCX’s consolidated financial statements	$12,945		$7,719	$1,104

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $30 million ($0.05 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,723		$2,723	$412	$86	$3,221
Site production and delivery, before net noncash and other costs shown below	1,975		1,720	288	78	2,086
By-product credits	(387)		—	—	—	—
Treatment charges	88		83	—	5	88
Net cash costs	1,676		1,803	288	83	2,174
DD&A	202		178	20	4	202
Noncash and other costs, net	127	[c]	108	17	2	127
Total costs	2,005		2,089	325	89	2,503
Other revenue adjustments, primarily for pricing on prior period open sales	13		13	—	—	13
Gross profit (loss)	$731		$647	$87	$(3)	$731

Copper sales (millions of recoverable pounds)	676		676
Molybdenum sales (millions of recoverable pounds)[a]				16

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$4.03		$4.03	$25.52
Site production and delivery, before net noncash and other costs shown below	2.92		2.55	17.81
By-product credits	(0.57)		—	—
Treatment charges	0.13		0.12	—
Unit net cash costs	2.48		2.67	17.81
DD&A	0.30		0.26	1.24
Noncash and other costs, net	0.19	[c]	0.16	1.06
Total unit costs	2.97		3.09	20.11
Other revenue adjustments, primarily for pricing on prior period open sales	0.02		0.02	—
Gross profit per pound	$1.08		$0.96	$5.41

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$3,221		$2,086	$202
Treatment charges	(9)		79	—
Noncash and other costs, net	—		127	—
Other revenue adjustments, primarily for pricing on prior period open sales	13		—	—
Eliminations and other	35		37	—
North America copper mines	3,260		2,329	202
Other mining[d]	11,068		7,441	712
Corporate, other & eliminations	(3,202)		(3,056)	32
As reported in FCX’s consolidated financial statements	$11,126		$6,714	$946

a.Reflects sales of molybdenum produced by certain of the North America copper mines to FCX’s molybdenum sales company at market-based pricing.
b.Includes gold and silver product revenues and production costs.
c.Includes charges totaling $53 million ($0.08 per pound of copper) for feasibility and optimization studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XVIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,326		$1,326	$147	$1,473
Site production and delivery, before net noncash and other costs shown below	828	[b]	754	88	842
By-product credits	(136)		—	—	—
Treatment charges	48		48	—	48
Royalty on metals	3		2	1	3
Net cash costs	743		804	89	893
DD&A	114		102	12	114
Noncash and other costs, net	19	[c]	19	—	19
Total costs	876		925	101	1,026
Other revenue adjustments, primarily for pricing on prior period open sales	87		87	3	90
Gross profit	$537		$488	$49	$537

Copper sales (millions of recoverable pounds)	302		302

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.39		$4.39
Site production and delivery, before net noncash and other costs shown below	2.74	[b]	2.49
By-product credits	(0.45)		—
Treatment charges	0.16		0.16
Royalty on metals	0.01		0.01
Unit net cash costs	2.46		2.66
DD&A	0.38		0.34
Noncash and other costs, net	0.06	[c]	0.06
Total unit costs	2.90		3.06
Other revenue adjustments, primarily for pricing on prior period open sales	0.29		0.29
Gross profit per pound	$1.78		$1.62

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,473		$842	$114
Treatment charges	(48)		—	—
Royalty on metals	(3)		—	—
Noncash and other costs, net	—		19	—
Other revenue adjustments, primarily for pricing on prior period open sales	90		—	—
Eliminations and other	(1)		(1)	—
South America operations	1,511		860	114
Other mining[d]	6,546		4,508	378
Corporate, other & eliminations	(1,433)		(1,493)	17
As reported in FCX’s consolidated financial statements	$6,624		$3,875	$509

a.Includes silver sales of 0.9 million ounces ($29.63 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes nonrecurring charges totaling $65 million ($0.22 per pound of copper) associated with labor-related charges at Cerro Verde associated with a new CLA.
c.Includes charges totaling $12 million ($0.04 per pound of copper) for feasibility studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XIX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$1,153		$1,153	$128	$1,281
Site production and delivery, before net noncash and other costs shown below	741		678	82	760
By-product credits	(109)		—	—	—
Treatment charges	62		62	—	62
Royalty on metals	2		2	—	2
Net cash costs	696		742	82	824
DD&A	132		118	14	132
Noncash and other costs, net	24	[b]	23	1	24
Total costs	852		883	97	980
Other revenue adjustments, primarily for pricing on prior period open sales	(69)		(69)	—	(69)
Gross profit	$232		$201	$31	$232

Copper sales (millions of recoverable pounds)	304		304

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.78		$3.78
Site production and delivery, before net noncash and other costs shown below	2.43		2.22
By-product credits	(0.37)		—
Treatment charges	0.21		0.21
Royalty on metals	0.01		0.01
Unit net cash costs	2.28		2.44
DD&A	0.44		0.39
Noncash and other costs, net	0.08	[b]	0.07
Total unit costs	2.80		2.90
Other revenue adjustments, primarily for pricing on prior period open sales	(0.22)		(0.22)
Gross profit per pound	$0.76		$0.66

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,281		$760	$132
Treatment charges	(62)		—	—
Royalty on metals	(2)		—	—
Noncash and other costs, net	—		24	—
Other revenue adjustments, primarily for pricing on prior period open sales	(69)		—	—
Eliminations and other	—		(1)	—
South America operations	1,148		783	132
Other mining[c]	6,198		4,323	396
Corporate, other & eliminations	(1,609)		(1,557)	19
As reported in FCX’s consolidated financial statements	$5,737		$3,549	$547

a.Includes silver sales of 1.1 million ounces ($23.02 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $11 million ($0.04 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XX

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2024
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,499		$2,499	$219	$2,718
Site production and delivery, before net noncash and other costs shown below	1,571	[b]	1,456	142	1,598
By-product credits	(192)		—	—	—
Treatment charges	99		99	—	99
Royalty on metals	4		4	—	4
Net cash costs	1,482		1,559	142	1,701
DD&A	222		204	18	222
Noncash and other costs, net	37	[c]	36	1	37
Total costs	1,741		1,799	161	1,960
Other revenue adjustments, primarily for pricing on prior period open sales	32		32	—	32
Gross profit	$790		$732	$58	$790

Copper sales (millions of recoverable pounds)	586		586

Gross profit per pound of copper:

Revenues, excluding adjustments	$4.27		$4.27
Site production and delivery, before net noncash and other costs shown below	2.68	[b]	2.48
By-product credits	(0.33)		—
Treatment charges	0.17		0.17
Royalty on metals	0.01		0.01
Unit net cash costs	2.53		2.66
DD&A	0.38		0.35
Noncash and other costs, net	0.06	[c]	0.06
Total unit costs	2.97		3.07
Other revenue adjustments, primarily for pricing on prior period open sales	0.05		0.05
Gross profit per pound	$1.35		$1.25

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,718		$1,598	$222
Treatment charges	(99)		—	—
Royalty on metals	(4)		—	—
Noncash and other costs, net	—		37	—
Other revenue adjustments, primarily for pricing on prior period open sales	32		—	—
Eliminations and other	—		(2)	—
South America operations	2,647		1,633	222
Other mining[d]	13,190		8,849	849
Corporate, other & eliminations	(2,892)		(2,763)	33
As reported in FCX’s consolidated financial statements	$12,945		$7,719	$1,104

a.Includes silver sales of $1.8 million ounces ($28.49 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes nonrecurring charges totaling $65 million ($0.11 per pound of copper) associated with labor-related charges at Cerro Verde associated with a new CLA.
c.Includes charges totaling $23 million ($0.04 per pound of copper) for feasibility studies.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Operations Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2023
(In millions)	By-Product		Co-Product Method
	Method		Copper	Other[a]	Total
Revenues, excluding adjustments	$2,331		$2,331	$301	$2,632
Site production and delivery, before net noncash and other costs shown below	1,508		1,363	179	1,542
By-product credits	(270)		—	—	—
Treatment charges	118		118	—	118
Royalty on metals	4		3	1	4
Net cash costs	1,360		1,484	180	1,664
DD&A	239		212	27	239
Noncash and other costs, net	50	[b]	46	4	50
Total costs	1,649		1,742	211	1,953
Other revenue adjustments, primarily for pricing on prior period open sales	71		71	3	74
Gross profit	$753		$660	$93	$753

Copper sales (millions of recoverable pounds)	606		606

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.85		$3.85
Site production and delivery, before net noncash and other costs shown below	2.49		2.25
By-product credits	(0.45)		—
Treatment charges	0.19		0.19
Royalty on metals	0.01		0.01
Unit net cash costs	2.24		2.45
DD&A	0.40		0.35
Noncash and other costs, net	0.08	[b]	0.07
Total unit costs	2.72		2.87
Other revenue adjustments, primarily for pricing on prior period open sales	0.11		0.11
Gross profit per pound	$1.24		$1.09

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,632		$1,542	$239
Treatment charges	(118)		—	—
Royalty on metals	(4)		—	—
Noncash and other costs, net	—		50	—
Other revenue adjustments, primarily for pricing on prior period open sales	74		—	—
Eliminations and other	—		(2)	—
South America operations	2,584		1,590	239
Other mining[c]	11,744		8,180	675
Corporate, other & eliminations	(3,202)		(3,056)	32
As reported in FCX’s consolidated financial statements	$11,126		$6,714	$946

a.Includes silver sales of 2.1 million ounces ($23.20 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX’s molybdenum sales company at market-based pricing.
b.Includes charges totaling $19 million ($0.03 per pound of copper) for feasibility studies.
c.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended June 30, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,495		$1,495		$818	$42	$2,355
Site production and delivery, before net noncash and other costs shown below	536		340		186	10	536
Gold, silver and other by-product credits	(895)		—		—	—	—
Treatment charges	122		78		42	2	122
Export duties	76		48		27	1	76
Royalty on metals	90		57		32	1	90
Net cash (credits) costs	(71)		523		287	14	824
DD&A	248		158		86	4	248
Noncash and other costs, net	64	[b]	40		22	2	64
Total costs	241		721		395	20	1,136
Other revenue adjustments, primarily for pricing on prior period open sales	93		93		31	4	128
Gross profit	$1,347		$867		$454	$26	$1,347

Copper sales (millions of recoverable pounds)	337		337
Gold sales (thousands of recoverable ounces)					356

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.44		$4.44		$2,299
Site production and delivery, before net noncash and other costs shown below	1.59		1.01		523
Gold, silver and other by-product credits	(2.66)		—		—
Treatment charges	0.36		0.23		119
Export duties	0.23		0.14		74
Royalty on metals	0.27		0.17		90
Unit net cash (credits) costs	(0.21)		1.55		806
DD&A	0.74		0.47		242
Noncash and other costs, net	0.19	[b]	0.12		62
Total unit costs	0.72		2.14		1,110
Other revenue adjustments, primarily for pricing on prior period open sales	0.28		0.28		86
Gross profit per pound/ounce	$4.00		$2.58		$1,275

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,355		$536		$248
Treatment charges	(49)		73	[c]	—
Export duties	(76)		—		—
Royalty on metals	(90)		—		—
Noncash and other costs, net	—		64		—
Other revenue adjustments, primarily for pricing on prior period open sales	128		—		—
Eliminations and other	—		(1)		—
Indonesia operations	2,268		672		248
Other mining[d]	5,789		4,696		244
Corporate, other & eliminations	(1,433)		(1,493)		17
As reported in FCX’s consolidated financial statements	$6,624		$3,875		$509

a.Includes silver sales of 1.3 million ounces ($28.70 per ounce average realized price).
b.Includes charges totaling $34 million ($0.10 per pound of copper) related to the reversal of previously capitalized land lease depreciation, which related to prior years. Also, includes charges totaling $20 million ($0.06 per pound of copper) for the downstream processing facilities operational readiness and startup costs.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXIII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Three Months Ended June 30, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$1,473		$1,473		$956	$45	$2,474
Site production and delivery, before net noncash and other costs shown below	725		432		280	13	725
Gold, silver and other by-product credits	(1,002)		—		—	—	—
Treatment charges	151		90		58	3	151
Royalty on metals	92		55		36	1	92
Net cash (credits) costs	(34)		577		374	17	968
DD&A	275		164		106	5	275
Noncash and other costs, net	77	[b]	46		30	1	77
Total costs	318		787		510	23	1,320
Other revenue adjustments, primarily for pricing on prior period open sales	(54)		(54)		1	—	(53)
Gross profit	$1,101		$632		$447	$22	$1,101

Copper sales (millions of recoverable pounds)	386		386
Gold sales (thousands of recoverable ounces)					492

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.82		$3.82		$1,942
Site production and delivery, before net noncash and other costs shown below	1.88		1.12		569
Gold, silver and other by-product credits	(2.60)		—		—
Treatment charges	0.39		0.23		118
Royalty on metals	0.24		0.14		72
Unit net cash (credits) costs	(0.09)		1.49		759
DD&A	0.71		0.42		216
Noncash and other costs, net	0.20	[b]	0.12		60
Total unit costs	0.82		2.03		1,035
Other revenue adjustments, primarily for pricing on prior period open sales	(0.14)		(0.14)		1
Gross profit per pound/ounce	$2.86		$1.65		$908

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$2,474		$725		$275
Treatment charges	(92)		59	[c]	—
Royalty on metals	(92)		—		—
Noncash and other costs, net	—		77		—
Other revenue adjustments, primarily for pricing on prior period open sales	(53)		—		—
Indonesia operations	2,237		861		275
Other mining[d]	5,109		4,245		253
Corporate, other & eliminations	(1,609)		(1,557)		19
As reported in FCX’s consolidated financial statements	$5,737		$3,549		$547

a.Includes silver sales of 1.8 million ounces ($23.07 per ounce average realized price).
b.Includes charges totaling $55 million ($0.14 per pound of copper) associated with a potential administrative fine and charges totaling $12 million ($0.03 per pound of copper) for feasibility and optimization studies.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.

XXIV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Six Months Ended June 30, 2024
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$3,512		$3,512		$2,056	$102	$5,670
Site production and delivery, before net noncash and other costs shown below	1,289		799		467	23	1,289
Gold, silver and other by-product credits	(2,152)		—		—	—	—
Treatment charges	295		183		107	5	295
Export duties	231		143		84	4	231
Royalty on metals	209		128		78	3	209
Net cash (credits) costs	(128)		1,253		736	35	2,024
DD&A	583		361		212	10	583
Noncash and other costs, net	87	[b]	54		31	2	87
Total costs	542		1,668		979	47	2,694
Other revenue adjustments, primarily for pricing on prior period open sales	7		7		(5)	(1)	1
Gross profit	$2,977		$1,851		$1,072	$54	$2,977

Copper sales (millions of recoverable pounds)	830		830
Gold sales (thousands of recoverable ounces)					920

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$4.23		$4.23		$2,236
Site production and delivery, before net noncash and other costs shown below	1.55		0.96		508
Gold, silver and other by-product credits	(2.59)		—		—
Treatment charges	0.36		0.22		116
Export duties	0.28		0.17		91
Royalty on metals	0.25		0.16		85
Unit net cash (credits) costs	(0.15)		1.51		800
DD&A	0.70		0.43		230
Noncash and other costs, net	0.10	[b]	0.07		34
Total unit costs	0.65		2.01		1,064
Other revenue adjustments, primarily for pricing on prior period open sales	0.01		0.01		(7)
Gross profit per pound/ounce	$3.59		$2.23		$1,165

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$5,670		$1,289		$583
Treatment charges	(138)		157	[c]	—
Export duties	(231)		—		—
Royalty on metals	(209)		—		—
Noncash and other costs, net	—		87		—
Other revenue adjustments, primarily for pricing on prior period open sales	1		—		—
Indonesia operations	5,093		1,533		583
Other mining[d]	10,744		8,949		488
Corporate, other & eliminations	(2,892)		(2,763)		33
As reported in FCX’s consolidated financial statements	$12,945		$7,719		$1,104

a.Includes silver sales of 3.4 million ounces ($26.76 per ounce average realized price).
b.Includes charges totaling $34 million ($0.04 per pound of copper) related to the reversal of previously capitalized land lease depreciation, which related to prior years. Also, includes charges totaling $35 million ($0.04 per pound of copper) for the new downstream processing facilities operational readiness and startup costs.
c.Represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXV

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Operations Product Revenues, Production Costs and Unit Net Cash (Credits) Costs

Six Months Ended June 30, 2023
(In millions)			Co-Product Method
	By-Product Method		Copper		Gold	Silver & Other[a]	Total
Revenues, excluding adjustments	$2,238		$2,238		$1,474	$73	$3,785
Site production and delivery, before net noncash and other costs shown below	1,124		665		438	21	1,124
Gold, silver and other by-product credits	(1,564)		—		—	—	—
Treatment charges	224		133		87	4	224
Export duties	18		10		7	1	18
Royalty on metals	150		92		55	3	150
Net cash (credits) costs	(48)		900		587	29	1,516
DD&A	423		250		165	8	423
Noncash and other costs, net	107	[b]	63		42	2	107
Total costs	482		1,213		794	39	2,046
Other revenue adjustments, primarily for pricing on prior period open sales	114		114		18	(1)	131
PT Smelting intercompany profit	112		66		44	2	112
Gross profit	$1,982		$1,205		$742	$35	$1,982

Copper sales (millions of recoverable pounds)	584		584
Gold sales (thousands of recoverable ounces)					758

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.83		$3.83		$1,946
Site production and delivery, before net noncash and other costs shown below	1.93		1.14		578
Gold, silver and other by-product credits	(2.68)		—		—
Treatment charges	0.38		0.23		115
Export duties	0.03		0.02		9
Royalty on metals	0.26		0.15		73
Unit net cash (credits) costs	(0.08)		1.54		775
DD&A	0.72		0.43		217
Noncash and other costs, net	0.18	[b]	0.11		55
Total unit costs	0.82		2.08		1,047
Other revenue adjustments, primarily for pricing on prior period open sales	0.19		0.19		22
PT Smelting intercompany profit	0.19		0.11		58
Gross profit per pound/ounce	$3.39		$2.05		$979

Reconciliation to Amounts Reported
			Production
	Revenues		and Delivery		DD&A
Totals presented above	$3,785		$1,124		$423
Treatment charges	(143)		81	[c]	—
Export duties	(18)		—		—
Royalty on metals	(150)		—		—
Noncash and other costs, net	—		107		—
Other revenue adjustments, primarily for pricing on prior period open sales	131		—		—
PT Smelting intercompany profit	—		(112)		—
Eliminations and other	—		(1)		—
Indonesia operations	3,605		1,199		423
Other mining[d]	10,723		8,571		491
Corporate, other & eliminations	(3,202)		(3,056)		32
As reported in FCX’s consolidated financial statements	$11,126		$6,714		$946

a.Includes silver sales of 2.7 million ounces ($23.28 per ounce average realized price).
b.Includes a charge of $55 million ($0.09 per pound of copper) associated with a potential administrative fine and charges totaling $25 million ($0.04 per pound of copper) for feasibility and optimization studies.
c.Primarily represents tolling costs paid to PT Smelting.
d.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI.
XXVI

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In millions)	2024	2023

Revenues, excluding adjustments[a]	$144	$156
Site production and delivery, before net noncash and other costs shown below	129	101
Treatment charges and other	6	6
Net cash costs	135	107
DD&A	16	14
Noncash and other costs, net	5	4
Total costs	156	125
Gross (loss) profit	$(12)	$31

Molybdenum sales (millions of recoverable pounds)[a]	7	7

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$20.71	$23.28
Site production and delivery, before net noncash and other costs shown below	18.53	15.13
Treatment charges and other	0.88	0.86
Unit net cash costs	19.41	15.99
DD&A	2.30	2.01
Noncash and other costs, net	0.71	0.59
Total unit costs	22.42	18.59
Gross (loss) profit per pound	$(1.71)	$4.69

Reconciliation to Amounts Reported
		Production
Three Months Ended June 30, 2024	Revenues	and Delivery	DD&A
Totals presented above	$144	$129	$16
Treatment charges and other	(6)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	138	134	16
Other mining[b]	7,919	5,234	476
Corporate, other & eliminations	(1,433)	(1,493)	17
As reported in FCX’s consolidated financial statements	$6,624	$3,875	$509

Three Months Ended June 30, 2023
Totals presented above	$156	$101	$14
Treatment charges and other	(6)	—	—
Noncash and other costs, net	—	4	—
Molybdenum mines	150	105	14
Other mining[b]	7,196	5,001	514
Corporate, other & eliminations	(1,609)	(1,557)	19
As reported in FCX’s consolidated financial statements	$5,737	$3,549	$547

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.
XXVII

FREEPORT
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In millions)	2024	2023

Revenues, excluding adjustments[a]	$296	$386
Site production and delivery, before net noncash and other costs shown below	245	192
Treatment charges and other	13	13
Net cash costs	258	205
DD&A	32	34
Noncash and other costs, net	8	9
Total costs	298	248
Gross (loss) profit	$(2)	$138

Molybdenum sales (millions of recoverable pounds)[a]	15	15

Gross (loss) profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$20.05	$26.36
Site production and delivery, before net noncash and other costs shown below	16.63	13.10
Treatment charges and other	0.87	0.85
Unit net cash costs	17.50	13.95
DD&A	2.19	2.32
Noncash and other costs, net	0.51	0.64
Total unit costs	20.20	16.91
Gross (loss) profit per pound	$(0.15)	$9.45

Reconciliation to Amounts Reported

		Production
Six Months Ended June 30, 2024	Revenues	and Delivery	DD&A
Totals presented above	$296	$245	$32
Treatment charges and other	(13)	—	—
Noncash and other costs, net	—	8	—
Molybdenum mines	283	253	32
Other mining[b]	15,554	10,229	1,039
Corporate, other & eliminations	(2,892)	(2,763)	33
As reported in FCX’s consolidated financial statements	$12,945	$7,719	$1,104

Six Months Ended June 30, 2023
Totals presented above	$386	$192	$34
Treatment charges and other	(13)	—	—
Noncash and other costs, net	—	9	—
Molybdenum mines	373	201	34
Other mining[b]	13,955	9,569	880
Corporate, other & eliminations	(3,202)	(3,056)	32
As reported in FCX’s consolidated financial statements	$11,126	$6,714	$946

a.Reflects sales of the Molybdenum mines’ production to FCX’s molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX’s consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.
b.Represents the combined total for FCX’s other mining operations as presented in the supplemental schedule, “Business Segments,” beginning on page XI. Also includes amounts associated with FCX’s molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVIII